SCHEDULE
                                     to the
                                MASTER AGREEMENT

                           dated as of March 25, 2002

                                     between

MERRILL LYNCH CAPITAL SERVICES, INC. and    WILMINGTON TRUST COMPANY, a Delaware
a corporation organized under               corporation, in its capacity as
the laws of the State of Delaware           Subordination Agent on behalf of
("PARTY A")                                 Trustee under the Pass Through Trust
                                            Agreement dated as of September 25,
                                            1997 between Wilmington Trust
                                            Company and Continental Airlines,
                                            Inc., as supplemented by the
                                            Supplement No. 2002-1G-1-O dated as
                                            of March 25, 2002 ("PARTY B")

                                     PART 1
                             TERMINATION PROVISIONS

In this Agreement:

(A)   SPECIFIED ENTITY. None.

(B) SPECIFIED TRANSACTION. Specified Transaction will have the meaning specified in Section 14.

(C) EVENTS OF DEFAULT. The "Events of Default" set forth in Section 5(a) will not apply to Party B but will apply to Party A (subject to clause (d) below).

(D) CROSS DEFAULT. The "Cross Default" provision of Section 5(a)(vi) will not apply.

(E)   CREDIT EVENT UPON MERGER. The "Credit Event Upon Merger" provisions of
      Section 5(b)(iv) will not apply.

(F) ILLEGALITY, TAX EVENT AND TAX EVENT UPON MERGER. The "Illegality" provisions of Section 5(b)(i), the "Tax Event" provisions of Section 5(b)(ii), and the "Tax Event Upon Merger" provisions of Section 5(b)(iii) will not apply to Party B but will apply to Party A.

(G) AUTOMATIC EARLY TERMINATION. The "Automatic Early Termination" provision of Section 6(a) will not apply.

(H) PAYMENTS ON EARLY TERMINATION. Section 6(e) is amended by deleting the existing provisions thereof and substituting the following: "The amount payable on any early termination of a Transaction evidenced by a Confirmation shall be an amount equal to the "Termination Amount" (as defined in such Confirmation) and such amount shall only be payable by Party A."

(I)   TERMINATION CURRENCY. "Termination Currency" means United States Dollars.

(J) ADDITIONAL TERMINATION EVENT. Additional Termination Event will not apply unless otherwise specified in a Confirmation.

(K) LIMITATIONS ON CONDITIONS PRECEDENT. Notwithstanding Section 2(a) as incorporated in any Confirmation, the obligation of Party A to make each payment specified in such Confirmation, so long as it shall remain in effect, shall not be subject to any conditions precedent, and, without limiting the foregoing, Party A agrees that it will make each such payment without offset, counterclaim or defense.

                                     PART 2
                               TAX REPRESENTATIONS

(A) PAYER TAX REPRESENTATIONS. For the purpose of Section 3(e), Party A and Party B each make the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

      (i) the accuracy of any representation made by the other party pursuant to Section 3(f);

      (ii)  the satisfaction of the agreement of the other party contained in
            Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

      (iii) the satisfaction of the agreement of the other party contained in
            Section 4(d); provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B) PAYEE REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations, respectively:

      (i)   The following representation applies to Party A:

            Party A is a corporation organized under the laws of Delaware.

      (ii)  The following representation applies to Party B:

            Party B is a corporation organized under the laws of Delaware.

                                     PART 3
                         AGREEMENT TO DELIVER DOCUMENTS
       EACH PARTY AGREES TO DELIVER THE FOLLOWING DOCUMENTS AS APPLICABLE:

      For the purpose of Section 4(a)(ii), documents to be delivered are:

PARTY REQUIRED TO      FORM/DOCUMENT/                 DATE BY WHICH TO BE          COVERED BY SECTION 3(D)
DELIVER DOCUMENTS      CERTIFICATE                    DELIVERED                    REPRESENTATION

Party A and Party B    Evidence reasonably            Upon execution of this       Yes
                       satisfactory to the other      Agreement and, if
                       party as to the names,         requested, upon execution
                       true signatures and            of any Confirmation.
                       authority of the officer
                       or officials signing this
                       Agreement or any
                       Confirmation on its behalf

Party A                A copy of the annual           Upon request, as soon as     Yes
                       report for Party A             publicly available
                       containing audited or
                       certified financial
                       statements for the most
                       recently ended financial
                       year

Party A                Opinion of counsel to          Upon execution of this       No
                       Party A reasonably             Agreement
                       satisfactory in form and
                       substance to Party B
                       attached hereto as Exhibit B

                                     PART 4
                                  MISCELLANEOUS

(A)   ADDRESSES FOR NOTICES. For the purpose of Section 12(a):

      (i)   Address for notices or communications to Party A :

                    Address:  MERRILL LYNCH WORLD HEADQUARTERS
                              4 WORLD FINANCIAL CENTER, 18TH FLOOR
                              NEW YORK, NEW YORK 10080
                              Attention:       SWAP GROUP

                              Facsimile No.:  646 805-0218
                              Telephone No.:  212 449-7403

      (For  all purposes.)

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to counterparty's address, telephone number or facsimile number should be sent to:

                              GMI COUNSEL
                              MERRILL LYNCH WORLD HEADQUARTERS
                              4 WORLD FINANCIAL CENTER , 12TH FLOOR
                              NEW YORK, NEW YORK 10080
                              ATTENTION:      SWAPS LEGAL
                              FACSIMILE NO.:  212 449-6993

Telephone number for oral confirmation of receipt of facsimile in legible form:
212-449-2311

Designated responsible employee for the purposes of Section 12(a)(iii):
Christopher Wildes

      (ii)  Address for notices or communications to Party B:

                    Wilmington Trust Company
                    One Rodney Square
                    1100 N. Market Street
                    Wilmington, Delaware 19890-0001

                    Telephone No.: 302-651-8813
                    Facsimile No.: 302-651-8882

      (For  all purposes.)

(B)   OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(C)   MULTIBRANCH PARTY. For the purpose of Section 10(c):

      Party A is not a Multibranch Party.
      Party B is not a Multibranch Party.

(D) CALCULATION AGENT. The Calculation Agent is Party A, unless otherwise agreed in a Confirmation in relation to the relevant Transaction, and unless an Event of Default with respect to Party A has occurred and is continuing, in which case Party B may appoint at its own expense one of the following five entities as Calculation Agent: The Chase Manhattan Bank, Credit Suisse First Boston, Bank of America, N.A., Deutsche Bank A.G. or Citibank, N.A.

(E)   CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:

      Party A: Guarantee of Merrill Lynch & Co., Inc. ("ML & Co.") in the form attached hereto as Exhibit A.

(F)   CREDIT SUPPORT PROVIDER.

      Credit Support Provider means in relation to Party A: ML & Co.

      Credit Support Provider means in relation to Party B: None.

(G) GOVERNING LAW. This Agreement and each Confirmation will be governed by and construed in accordance with the laws of the State of New York.

(H)   NETTING OF PAYMENTS. The netting of payments provision set forth in
      Section 2(c) will not apply to any Transaction.

(I)   AFFILIATE. Affiliate will have the meaning specified in Section 14.

                                     PART 5
                                OTHER PROVISIONS

(A) DEFINITIONS. Unless otherwise specified in a Confirmation, this Agreement and each Transaction between the parties are subject to the 2000 ISDA Definitions and Annex to the 2000 ISDA Definitions (June 2000 Version) as published by the International Swap Dealers Association, Inc. (collectively, the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. "Intercreditor Agreement" as used in this Agreement shall mean the Intercreditor Agreement dated as of March 25, 2002 among Wilmington Trust Company, as Trustee under the Continental Airlines Pass Through Trust 2002-1G-1, Continental Airlines Pass Through Trust 2002-1G-2, Continental Airlines Pass Through Trust 2002-1H and Continental Airlines Pass Through Trust 2002-1I, Landesbank Hessen-Thuringen Girozentrale, as Class G-1 Primary Liquidity Provider and Class G-2 Primary Liquidity Provider, Merrill Lynch Capital Services, Inc., as Class G-1 Above-Cap Liquidity Provider, Ambac Assurance Corporation, as Policy Provider, and Wilmington Trust Company, as Subordination Agent and Trustee.

(B) INDEPENDENT RELIANCE. Except as provided in Section 3 of this Agreement, Party A and Party B each represents to the other that it is entering into this Agreement and will enter into each Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

(C) WAIVER OF JURY TRIAL. Each party hereby waives its respective right to jury trial with respect to any litigation arising under, or in connection with, this Agreement or any Transaction.

(D) NON-PETITION. Party A agrees that it will not, prior to the Termination Date of any Confirmation and the date that is one year and one day following the final payment of the Certificates (as defined in the Intercreditor Agreement), acquiesce, petition or otherwise invoke or cause, or join in invoking or causing, Party B or any other person or entity to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B.

(E) WAIVER OF CONTRACTUAL RIGHT OF SETOFF. Notwithstanding any provision of this Agreement as incorporated in any Confirmation or any other existing or future agreement, each party irrevocably waives any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between the two parties hereunder against any obligations between the two parties under any other agreements or otherwise.

(F) AMENDMENTS. This Agreement is hereby further amended as follows:

      (1) Section 2(b) is hereby amended by the insertion of the following at the end thereof after the word "change": "provided that if such new account shall not be in the same jurisdiction having the same power to tax as the original account, the party not changing its account shall not be obliged to pay any greater amounts and shall not receive less as a result of such change than would have been the case if such change had not taken place."

      (2) Section 2(d) is amended by adding thereto a new final sentence reading as follows: "Anything in this Section 2(d) to the contrary notwithstanding, Party B shall not be obligated to make any payment under this Section 2(d) to Party A".

      (3)   Section 6 is amended as follows:

            (A) The first paragraph in Section 6(b)(ii) shall be amended by adding the words "(so long as the transferee's obligations under this Agreement are supported by a Credit Support Document in such form as shall permit each Rating Agency (as defined in the Intercreditor Agreement) to issue a Ratings Confirmation (as defined in the Intercreditor Agreement) unless such transferee meets the Threshold Rating (as defined in the Intercreditor Agreement)) or, at its own expense, to arrange within such 20 days for one or more Replacement Above-Cap Liquidity Providers (as defined in the Intercreditor Agreement) to issue and deliver a Replacement Above-Cap Liquidity Facility (as defined in the Intercreditor Agreement) to Party B" after the words "its Offices or Affiliates" appearing in the penultimate line thereof;

            (B) The second paragraph in Section 6(b)(ii) shall be deleted in its entirety;

            (C) Section 6(b) shall be amended by adding thereto a new final sentence reading as follows: "Anything in this Section 6(b) to the contrary notwithstanding, the following provisions will apply in the case of an Illegality under Section 5(b)(i): (1) within 10 days after it gives notice under Section 6(b)(i), the Affected Party will use all reasonable efforts to transfer all of its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates (so long as the transferee's obligations under this Agreement are supported by a Credit Support Document in such form as shall permit each Rating Agency (as defined in the Intercreditor Agreement) to issue a Ratings Confirmation (as defined in the Intercreditor Agreement) unless such transferee meets the Threshold Rating (as defined in the Intercreditor Agreement)) so that such Illegality ceases to exist; (2) if the Affected Party is not able to make such a transfer within such 10 days, such 10th day (or if such 10th day is not a Business Day (as defined in the Intercreditor Agreement), the next succeeding Business Day) will be deemed to have been effectively designated as an Early Termination Date in respect of all Affected Transactions; and (3) the provisions of Section 6(b)(iv) will not apply to such Illegality."; and

            (D) Section 6(d)(ii) shall be amended by deleting the existing provisions thereof and substituting therefor the following:
                  "On any Early Termination Date, Party A will make a termination payment to Party B in an amount equal to the Termination Amount (as defined in the Confirmation) for such Early Termination Date for credit to the Class G-1 Above-Cap Collateral Account (as defined in, and as provided for Section 3.6(f) of, the Intercreditor Agreement) to be applied as set forth in such Section 3.6(f) plus the amount of all other unpaid sums due and payable by Party A under this Agreement on or prior to such Early Termination Date and upon such payment, the Transaction evidenced by the Confirmation dated the date hereof shall terminate."

      (4) Section 7 is amended by adding thereto a new penultimate sentence reading as follows: "Any purported transfer under Section 6(b) or this Section 7 shall require Ratings Confirmation (as defined in the Intercreditor Agreement)".

      (5) Section 9(b) is amended by adding thereto a new sentence reading as follows: "In addition, no amendment, modification or waiver in respect of this Agreement will be effective unless Ratings Confirmation (as defined in the Intercreditor Agreement) is received".

(G) LIMITATION OF LIABILITY. The obligations of Party B under this Agreement, and in respect of the Transaction evidenced by any Confirmation, are expressly limited to the extent of funds, if any, made available for such payment to Party B under, and in accordance with, the priorities of payments set forth in Sections 2.4(b), 3.2, 3.3 and 3.6 of the Intercreditor Agreement. No recourse under any obligation, covenant or agreement of Party B contained in this Agreement or any Confirmation shall be had against any incorporator, stockholder, agent, affiliate, officer, employee or trustee of Party B, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of Party B contained in this Agreement or any Confirmation are solely trust obligations of Party B and that no personal liability whatsoever shall attach to or be incurred by the incorporators, stockholders, agents, affiliates, officers, employees or trustees of Party B, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of Party B contained in this Agreement or any Confirmation and that any and all personal liability of every such incorporator, stockholder, agent, affiliate, officer, employee or trustee of Party B for breaches by Party B of any such obligation, covenant or agreement, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; PROVIDED, HOWEVER, that nothing in this paragraph shall relieve any of the foregoing persons from any liability which any such person may otherwise have for his/her or its gross negligence or willful misconduct.

(H) ELIGIBLE CONTRACT PARTICIPANT. For purposes of Section 3, the following shall be added, immediately following paragraph (f) thereto:

      (i)   It is an "eligible contract participant" as such term is defined in
            Section 1a(12) of the Commodity Exchange Act, as amended (7 U.S.C. 1a(12)) and this Agreement and the Confirmation is subject to individual negotiation.

      (ii) It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(I) SINGLE TRANSACTION. Party A and Party B each agree and acknowledge that the only Transaction that is or will be governed by this Agreement is the Transaction evidenced by the Confirmation dated the date hereof.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

                                      MERRILL LYNCH CAPITAL SERVICES, INC.



                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
                                      Date:
                                           ------------------


                                      WILMINGTON TRUST COMPANY,
                                      in its capacity as Subordination Agent on behalf of the Trustee under the Class G-1 Trust Agreement


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
                                      Date:
                                           ------------------